As filed with the Securities and Exchange Commission on April 8,  1999

                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           THE MED-DESIGN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     23-2771475
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

     2810 Bunsen Avenue
     Ventura, CA                                             93003
     ----------------------------------------              ----------
     (Address of principal executive offices)              (Zip Code)

                           THE MED-DESIGN CORPORATION
                              AMENDED AND RESTATED
                         NON-QUALIFIED STOCK OPTION PLAN
                            ------------------------
                            (Full title of the plan)

                    James M. Donegan, Chief Executive Officer
                           The Med-Design Corporation
                               2810 Bunsen Avenue
                                Ventura, CA 93003
                     (Name and address of agent for service)
                                 (805) 339-0375
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         Copy of all communications to:
                             Robert M. Berger, Esq.
                              Bongiovanni & Berger
                       121 South Broad Street, Suite 1700
                             Philadelphia, PA 19107
                                 (215) 790-0060

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed maximum           Proposed maximum
     Title of securities             Amount to be             offering price               aggregate               Amount of
       to be registered               Registered               per share (1)           offering price (1)       registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock of The
Med-Design Corporation              500,000 Shares                $3.50                    $1,750,000               $516.25
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on April 5, 1999, as reported on the Nasdaq Small Cap Market.

(2)Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, as filed by The Med-Design Corporation "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:


          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999.

          (b) The description of the Company's shares of Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 1, 1995 registering the Common Stock under the Exchange Act.


     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Joseph N. Bongiovanni, III is Vice President, Secretary and General Counsel of the Registrant. Mr. Bongiovanni holds 10,000 shares of the stock of the Registrant.


Item 6.  Indemnification of Directors and Officers.

     The Registrant's Restated Certificate of Incorporation, as amended, provides in Paragraph 10 that the personal liability of directors of the Registrant shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). In addition, Section 145 of the DGCL and Article VII of the Registrant's Bylaws indemnifies directors and officers against liabilities which they may incur in such capacities.

     To the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the

Registrant against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     To the fullest extent now or hereafter permitted by law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant. No such indemnification against expenses shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Any indemnification of a director or officer under the previous paragraph (except where such person has been successful on the merits or otherwise in the defense of a claim, action, suit or other proceeding, in which case such person is entitled to indemnification as of right) shall be made at the discretion of the Registrant only upon the determination that such person seeking indemnification has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors who are not parties to such action or (ii) if such quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

     Expenses incurred by a director or officer of the Registrant in defending a claim, action, suit or proceeding may be paid by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Registrant as authorized by the Bylaws.

     The indemnification provisions of Article VII of the Bylaws apply to current as well as former directors, officers and employees, inure to the benefit of their heirs, executors and administrators. In addition, such indemnification provisions are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled (either by contract or as a matter of law). Section 145 of the DGCL also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement.

Exhibit
Number       Exhibit
-------      -------
  5.1        Opinion of Bongiovanni & Berger

 10.1        The Med-Design Amended and Restated Non-Qualified Stock Option Plan

 23.1        Consent of PricewaterhouseCoopers LLP

 23.2 Consent of Bongiovanni & Berger (included in its opinion filed as Exhibit 5.1 hereto)

 24.1 Power of Attorney (included on signature page of this Registration Statement)


Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes to:

          (1) file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

           provided, however. that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ventura, State of California, on April 7, 1999.

                             THE MED-DESIGN CORPORATION

                             By: /s/ JAMES M. DONEGAN
                                 ----------------------------------
                                 James M. Donegan
                                 President, Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints James M. Donegan and Lawrence D. Ellis, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and a related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                                   Title                                       Date
---------                                   -----                                       ----
/s/  JAMES M. DONEGAN                       Chairman of the Board, President and        April 7, 1999
---  ----- -- -------                       Chief Executive Officer
James M. Donegan                            (Principal Executive Officer)


/s/  LAWRENCE D. ELLIS                      Vice President of Finance and               April 7, 1999
---  -------- -- -----                      Acting Chief Financial Officer
Lawrence D. Ellis                           (Principal Financial and
                                            Accounting Officer)

/s/  JOSEPH N. BONGIOVANNI, III             Director                                    April 7, 1999
---  ------ -- ------------ ---
Joseph N. Bongiovanni, III

/s/ JOHN A. BOTICH                          Director                                    April 7, 1999
--- ---- -- ------
John A. Botich



/s/  JOHN F. KELLEY                         Director                                    April 7, 1999
---  ---- -- ------
John F. Kelley



                                            Director
---------------------
Vincent Papa

/s/  GILBERT M. WHITE                       Director                                    April 7, 1999
---  ------- -- -----
Gilbert M. White

                                            Director
--- ------- -- -----
William A. Jolly

/s/ PASQUALE L. VALLONE                     Director                                    April  6, 1999
--- -------- -- -------
Pasquale L. Vallone


                           THE MED-DESIGN CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8




EXHIBIT INDEX



Exhibit
Number           Exhibit
-------          -------
  5.1            Opinion of Bongiovanni & Berger

 10.1            The Med-Design Amended and Restated Non-Qualified Stock
                 Option Plan

 23.1            Consent of PricewaterhouseCoopers LLP

 23.2 Consent of Bongiovanni & Berger (included in its opinion filed as Exhibit 5.1 hereto)

 24.1 Power of Attorney (included on signature page of this Registration Statement)